Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-130243) of Kentucky First Federal Bancorp (Company) of our reports dated September 30, 2019, on our audit of the consolidated financial statements of the Company as of June 30, 2019 and 2018, and for the years ended June 30, 2019 and 2018, which report is included in this annual report on Form 10-K.

/s/ BKD LLP

Louisville, Kentucky

September 30, 2019